EXHIBIT (h)(2)(c)

                 ORGANIZATINAL AGREEMENT FOR THE
              MUTUAL BENEFIT LIFE INSURANCE COMPANY
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                 ORGANIZATIONAL AGREEMENT AMONG

                  THE SPECIALTY MANAGERS TRUST

                               AND

                    SPECIALTY ADVISORS CORP.

                               AND

            THE MUTUAL BENEFIT LIFE INSURANCE COMPANY

     Agreement dated as of May 21, 1990, (the "Agreement"), by and among The Specialty Managers Trust ("Trust"), Variable Advisors Corp. ("Advisors Corp.") and The Mutual Benefit Life Insurance Company ("MBL"), on its own behalf and on behalf of Mutual Benefit Variable Contract Account - 11 ("Account").

     WHEREAS, MBL is a mutual life insurance company incorporated under the laws of the State of New Jersey; and

     WHEREAS, the Account is registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act") and interests in the Policies, as hereinafter defined, are registered under the Securities Act of 1933 ("1933 Act"); and

     WHEREAS, the Trust is registered as an open-end management investment company under the 1940 Act, and shares of the portfolios of the Trust are registered under the 1933 Act, and the Trust will initially consist of seven separate series and is authorized to create additional series in the future; and

     WHEREAS, shares of the series of the Trust shown on Exhibit A ("Series") will be sold to the Account to fund benefits under variable annuity contracts (collectively "Policies") to be issued by MBL through the Account after the Trust's Registration Statement is declared effective by the Securities and Exchange Commission ("SEC"); and

     WHEREAS, Advisors Corp. will act as the Trust's Manager, pursuant to a Management Agreement, a copy of which is attached hereto as Exhibit B, entered into by Advisors Corp. and the Trust; and

     WHEREAS, Advisors Corp. is, and for the duration of this Agreement, will remain if required by applicable law, duly
registered   as  an  investment  adviser  under  the   Investment
Advisers Act of 1940.
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                                                                2
     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

1. Advisors Corp. and the Trust will take all such actions as are necessary to permit the sale, redemption and exchange of the shares of each Series of the Trust for the shares of any other Series of the Trust to the Account including, but not limited to, organization of the Trust, as a Massachusetts business Trust and registration of the Trust under the 1940 Act and registration of the shares of each Series under the 1933 Act. Advisors Corp. and the Trust shall amend the Registration Statement for the Trust from time to time as required in order to effect the continuous offering of shares of each Series of the Trust. The Trust's responsibility to make shares of the Series available to the Account shall be governed by the Settlement Agreement among the Trusts, the Account and Western Capital Financial Group.

2.      Advisors  Corp.  will pay, on behalf of  the  Trust,  all
        expenses  of  the  Trust incurred  on  or  prior  to  the
        commencement of operations of the Trust, including, but not limited to, legal fees, auditing fees, SEC registration fees, and organizational fees, that are determined to be "organization costs" of the Trust (the "Organizational Costs").

3.      Such  Organizational Costs will be recovered by  Advisors
        Corp. from the Trust over a period not more than five years.

4. The parties agrees that MBL shall not be required to invest any "seed money" in the Trust.

5. With respect to any of the Policies funded by the Account, MBL agrees that MBL will take all necessary steps to ensure that any contract described in its prospectus as an annuity and funded by the Account will qualify as an annuity under Section 72 of the Internal Revenue Code of 1986, as amended (the "Code").

6. MBL represents and warrants: (1) that it will take all necessary steps to ensure that the Policies will be registered under the 1933 Act during the term of this Agreement; (2) that the Policies will be issued in compliance with all applicable federal and state laws; (3) that it shall amend the Registration Statement respecting the Policies from time to time as required to effect the continuous offerings of the Policies; (4) that it is an insurance company duly organized and in
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                                                                3
        good standing under New Jersey law; (5) that it has established the Account as a duly organized, validly
        existing   segregated  asset  account,   established   by
        resolutions of its Board of Directors; and (6)  that  the
        Account  is,  and  will  be  during  the  term  of   this
        Agreement, a duly registered unit investment trust  under
        the  1940  Act to serve as segregated investment  account
        for   the  Policies.   MBL  will  pay  all  expenses   in
        connection  with organizing the Account,  developing  the
        Policies  and  preparing  and  filing  with  the  SEC   a
        Registration   Statement  for  the  Policies,   obtaining
        authorizations to offer the Polices in the various states and other initial expenses associated with the Policies.

7. MBL shall vote shares of each Series of the Trust held in the Account or a division thereof at regular and special meetings of the Trust in accordance with instructions timely received by MBL (or its designated agent) from owners of Policies funded by the Account or division thereof having a voting interest in the Series. MBL shall vote shares of a Series of the Trust held in a the Account or a division thereof that are attributable to the Policies as to which no timely instructions are received, as well as shares not attributable to the Policies and owned beneficially by MBL in the same proportion as the votes cast by owners of the Policies funded by that Variable Account or division thereof having a voting interest in the Series from whom instructions have been timely received. MBL shall vote shares of each Series of the Trust held in its general account, if any, in the same proportion as the votes cast with respect to shares of the Series held in all the Variable Accounts of MBL or divisions thereof, in the aggregate. In the event of a shareholder meeting, MBL agrees to provide the Trust and/or Advisors Corp. with a list of the names and addresses of owners of the Policies within five (5) days of receipt of a written request for such list. The party requesting such list shall bear the reasonable cost incurred by MBL in preparing and providing such list, which shall be paid upon delivery of the list. MBL further agrees to provide notice to the Trust and to Advisors Corp. if MBL or an affiliate has reason to know about a meeting of owners of the Policies or shareholders of the Trust. The trust agrees to bear all costs associates with the preparation of its proxy statement, and agrees to reimburse MBL for costs, if any, incurred by MBL in connection with the printing, mailing, and solicitation of the proxies and proxy statements.


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                                                                4
8. Advisors Corp. and the Trust will use reasonable efforts to manage each Series of the Trust so that each such Series will qualify as a "Regulated Investment Company" under Subchapter M of the Code and will use reasonable efforts to maintain such qualification and will notify MBL immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to so qualify or might not so qualify in the
        future.   MBL  shall also notify the Trust  and  Advisors
        Corp.  immediately upon having a reasonable    basis  for
        believing that the Trust (or any Series thereof) has ceased to qualify as a Regulated Investment Company or might not so qualify in the future, PROVIDED HOWEVER, that MBL's agreement to notify Advisors Corp. and the
        Trust   with  respect  to any matter  contained  in  this
        paragraph  will  in no way alleviate or relieve  Advisors
        Corp.'s   and  the  Trust's  responsibility  under   this
        Section 8.

9. Advisors Corp. and the Trust will take all necessary steps to ensure that the Trust (and each Series thereof) will comply with the diversification provisions of
        Section 817(h) of the Code and the regulations issued thereunder relating to the diversification requirements for variable annuity contracts and any prospective amendments or other modifications to Section 817 or regulations thereunder and will notify MBL immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to comply.

        MBL shall notify the Trust and Advisors Corp. immediately upon having a reasonable basis for believing that the Trust (or any Series thereof) has ceased to comply with the diversification provisions of Section 817(h) of the Code or the regulations issued thereunder and any prospective amendments or other modifications to
        Section 817 or regulations thereunder, PROVIDED HOWEVER, that MBL's agreement to notify Advisors Corp. and the Trust with respect to the above matter contained in this
        Section 9 will in no way alleviate or relieve Advisors Corp.'s and the Trust's responsibility under this
        Section 9.

        MBL shall promptly notify the Trust and Advisors Corp. of any pertinent changes, modifications to, or interpretations of Section 817(h) of the Code and the regulations issued thereunder and any successor thereto, or any prospective amendments or other modifications to
        Section 817 or regulations thereunder.



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                                                                5
        For  purposes  of monitoring whether the  Trust  and  the
        Account  are  eligible  for the start-up  period   during
        which the Account shall be considered to be adequately diversified under paragraph (c)(2)(i) of Tres. Reg. 1.817-5 (or any successor thereto), MBL shall monitor amounts allocated to the Account or (divisions thereof) ("Allocated Amounts") by owners of Policies funded by the Account (or divisions thereof) during the first year after any amount received under one of the Policies is first allocated to the Account (or division thereof) ("First Year") to ensure that no more than thirty (30)
        percent of the amount allocated to the Account (or division thereof), as of any date during such year, is attributable to premium an investment income that was received more than one year before such date (the percentage of such Allocated Amount being referred to
        hereafter  as  the  "Old  Money Percentage").   For  this
        purpose, premium income and investment income shall be treated as received as provided in Tres. Reg. 1.817-5(T) (or any successor thereto) or other applicable law and
        determinations  under  this  provision  shall   be   made
        consistent   with   Tres.  Reg.  1.817-5(c)(2)   or   any
        successor thereto.

        MBL will notify Advisors Corp. immediately in the event that the Old Money Percentage equals or exceeds twenty
        (20) percent as of any date during the First Year, determined as prescribed above; and in the event that the Old Money Percentage equals or exceeds thirty (30) percent during the First Year, shall notify Advisors Corp. and the Trust immediately and advise such parties that the Account shall no longer be considered adequately diversified during the First Year under paragraph (c)(2)(i) of Regulation 1.817-5. MBL agrees that Advisors Corp. and the Trust shall not be liable for failure to meet their responsibilities under this
        Section 9 during the First Year if MBL fails to comply with the monitoring and notice responsibilities specified in this Section 9.

10. The Trust and Advisors Corp. agree that separate accounts of MBL and of other insurance companies acceptable to the Trust and Advisors Corp. will have the right to purchase and sell shares of the Series of the Trust.

11. Advisors Corp. and the Trust will provide MBL and its auditors with any information it may reasonable request, and with access to such books and records that relate to the ordinary operating expenses of the Trust.


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                                                                6
12. The Trust will not sell or permit the sale of shares of the Trust to separate accounts of life insurance companies that are not affiliates of MBL without first obtaining an appropriate exemptive order from the SEC, unless the rules under the 1940 Act are amended to permit "shared funding" without first obtaining individual exemptive relief. With respect to serving as the common investment vehicle for (1) both variable annuity contracts and variable life insurance policies, or (2) for variable life insurance policies of one insurer and variable life insurance policies and/or variable annuity contracts of another insurer, the parties agree to comply with any conditions imposed under any exemptive order issued by the Securities and Exchange Commission, or as specified in Rule 6e-2 or Rule 6e-3(T) under the 1940 Act or, if permanently adopted, Rule 6e-3, as amended, whichever is applicable.

13. Each party hereto shall cooperate with each other party and all appropriate governmental authorities having jurisdiction (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        MBL agrees that neither it nor any of its affiliates shall give any information or make any representations or statements on behalf of the Trust or concerning the Trust in connection with the offer or sale of the Policies other than the information or representations contained in the Registration statement for the Trust's shares, as such Registration Statement may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust or Advisors Corp., except with the written permission of the Trust or Advisors Corp.

        Advisors  Corp.  agrees that neither it nor  any  of  its
        affiliates  shall  give  any  information  or  make   any
        representations or statements on behalf of  the  Policies
        or  concerning  the  Policies in  connection  with  their
        offer   or   sale   other   than   the   information   or
        representations  contained in the Registration  Statement
        for  the Account, as such Registration Statement  may  be
        amended  or supplemented from time to time, or in reports
        for   the  Polices  or  in  sales  literature  or   other
        promotional  material approved by MBL or its  affiliates,
        except  with  the  written  permission  of  MBL  or   its
        affiliates.
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                                                                7
14.     No later than 15 working days prior to filing with the  SEC:
        (a) any post-effective amendment to the Trust's registration statement, (b) an application for exemption, (c) a request for a no-action letter, or, (d) any special request or amendment, ((a), (b), (c), and (d) collectively referred to as "Trust document(s)"), the Trust shall forward a draft of the Trust document, marked to show changes, to MBL for MBL's review. MBL shall complete its review and send comments to the Trust within 5 working days of receipt of such draft. Following receipt of such comments, the Trust shall promptly discuss the comments with MBL, and will promptly transmit to MBL a draft of any further changes to the Trust document via facsimile transmission, messenger or overnight express mail, prior to filing with the SEC.

        No  later  than 15 working days prior to filing with  the
        SEC: (a) any post-effective amendment to the registration statement of the Account, (b) an application for exemption, (c) a request for a no-action letter, or (d) any special request or amendment ((a),
        (b),  (c),  and  (d), collectively referred  to  as  "MBL
        document(s)"),  MBL  shall forward a  draft  of  the  MBL
        document, marked to show changes, to the Trust for the Trust's review. The Trust shall complete its review and send comments to MBL within 5 working days of receipt of such draft. Following receipt of such comments, MBL shall promptly discuss the comments to the Trust a draft of any further changes to the MBL document via facsimile transmission, messenger, or overnight express mail, prior to the filing with the SEC.

15. (a) Subject to the limitations of subparagraphs (b)and (c) of this Section 17 of this Agreement, Advisors Corp. agrees to indemnify and hold harmless MBL and each of its directors, officers, and employees and each person, if any, who controls MBL within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of Advisors Corp.) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the operation of the Trust, and; (i) arise as a result of any failure by Advisors Corp. to provide the services and furnish the materials under the terms of this Agreement to which it is subject (including a failure to meet its responsibilities under Sections 8
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                                                                8
        and  9 of this Agreement); or (ii) arise out of or result
        from  any  material  breach  of  any  representation   or
        warranty made by Advisors Corp. in this Agreement or arise out of or result from any other material breach of this Agreement by Advisors Corp.

  (b) Advisors Corp. shall not be liable under Section 15(a) of this Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to MBL or the Account, whichever is applicable.

  (c) Advisors Corp. shall not be liable under Section 15(a) of this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Advisors Corp. in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Advisors Corp. of any such claim shall not relieve Advisors Corp. from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of Section 15(a) of this Agreement. In case any action is brought against the Indemnified Parties, Advisors Corp. will be entitled to participate, at its own expense, in the defense thereof. Advisors Corp. also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party Advisors Corp.'s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, Advisors Corp. shall not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

   (d)  Subject to the limitations of subparagraphs (e) and (f) of this Section 15 of this Agreement, the Trust agrees to indemnify and hold harmless MBL and each of its directors, officers, and employees and each person, if any, who controls MBL within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages,
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                                                                9
        liabilities   (including   amounts   paid  in  settlement
        with the written consent of the Trust) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to  the  operation  of the Trust, and;  (i)  arise  as  a
        result of any failure of the Trust to provide the services and furnish the materials under the terms of this Agreement to which it is subject (including a failure to meet its responsibilities under Sections 8 and  9 of this Agreement); or (ii) arise out of or result
        from  any  material   breach  of  any  representation  or
        warranty   made by the Trust in this Agreement  or  arise
        out of or result from any other material breach of this Agreement by the Trust.

  (e) The Trust shall not be liable under Section 15(d) of this Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such
        Indemnified Party's reckless disregard of obligations and duties under this Agreement or to MBL or the Account, whichever is applicable.

  (f) The Trust shall not be liable under Section 15(d) of this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Trust in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Trust of any such claim shall not relieve the Trust from any liability which it may have to the
        Indemnified Party against whom such action is brought otherwise than on account of Section 15(d) of this
        Agreement.   In  case any action is brought  against  the
        Indemnified Parties, the Trust will be entitled to participate, at its own expense, in the defense thereof. The Trust also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party the Trust's election to assume the defense thereof, the Indemnified
        Party   shall  bear  the   fees   and  expenses  of   any
        additional counsel retained by it, Advisors Corp. shall not be liable to such party under this Agreement for any
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                                                               10
        legal   or   other  expenses  subsequently  incurred   by
        such party independently in connection with the defense thereof other than reasonable costs of investigation.

16. (a) Subject to the limitations of subsections (b) and (c) of this Section 16, MBL agrees to indemnify and hold harmless Advisors Corp. and the Trust and each of its trustees, directors, officers, and employees and each person, if any, who controls Advisors Corp. or the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties") against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of
        MBL) or litigation expenses (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions in respect thereof) or settlements are related to the operation of the Account or the Trust, and: (i) arise as a result of any failure of MBL or any of its affiliates to provide the services and furnish the materials under the terms of this Agreement (including a failure to meet its responsibilities under Sections 5 and 9 of this Agreement); or (ii) arise out of or result from any material breach by MBL or any of its affiliates of any representation or warranty made by MBL in this Agreement or arise out of or result from any other material breach of this Agreement by MBL or any of its affiliates.

    (b) MBL  shall  not  be  liable  under  Section  16  of  this
        Agreement with respect to any losses, claims, damages, liabilities, or litigation expenses to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties, or by reason of such
        Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Advisors Corp. or the Trust, whichever is applicable.

    (c) MBL shall not be liable under Section 16 of this Agreement with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified MBL in writing within a reasonable time after the summons or other first legal process giving the information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify MBL of any such claim shall not relieve MBL or its affiliates from any liability which it may have to the

                                                               11
        Indemnified Party against whom such action is brought otherwise than on account of Section 16. In case any action is brought against the Indemnified Parties, MBL will be entitled to participate, at its own expense, in the defense thereof. MBL also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action, and, after notice to such party MBL's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, MBL shall not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

17. Each party to this Agreement agrees to promptly notify the other parties of the commencement of any litigation or proceedings against it or any of its officers, trustees, directors or employees in connection with this Agreement, the issuance or sale of the Policies, the operation of the Account, or the sale or acquisition of shares of the Trust.

18. This Agreement may be terminated without cause by any of the parties upon giving one hundred and twenty (120) days' written notice of the other parties, PROVIDED HOWEVER, that if any party fails to carry out its responsibilities enumerated under this Agreement in any material respect, the other parties shall have the right to terminate this Agreement within sixty days of notification to the party so failing to carry out its responsibilities, and further provided, in the event the Trust is made available to separate accounts of insurance companies other than MBL, that if a majority of the disinterested Trustees determine that an irreconcilable material conflict exists among the interests of contract owners and policyowners of segregated asset accounts or the interests of persons for which the Trustees are required to monitor under the conditions referred to in
        Section 12 of this Agreement, then any party shall have the right to terminate this Agreement immediately. Upon termination of this agreement, all authorizations, rights and obligations under this Agreement, except for the provisions contained in Sections 15 and 16 hereof, shall cease.

        This Agreement shall terminate upon the termination of the "Variable Life and Annuity Agreement" between MBL and the Golden Financial Group, Inc. ("GFG"), dated May 31, 1989, whereby GFG is to provide certain services to MBL with regard to the design, regulatory approval and administrations of the Policies.

                                                               12
        This Agreement shall also terminate:

             (i) at  the  option  of  MBL  upon  the  institution
                 of formal proceedings against the Trust, Advisors Corp. or an affiliate by the NASD, the SEC, or any state securities or insurance department of any other regulatory body provided that MBL determines in good faith, in MBL's sole judgment, that such institution will have a material adverse impact on the Trust's, Advisors Corp.'s or the affiliate's ability to perform its obligations under this Agreement; or

            (ii) at   the  option  of   the   Trust  or  Advisors
                 Corp. upon the institution of formal proceedings against MBL brought by the NASD, the SEC, or any formal proceedings involving a material matter brought by any state securities or state insurance department or any other regulatory body regarding MBL provided that the Trust or Advisors Corp. determines in good faith, in its sole judgment, that such institution will have a material adverse impact on MBL's ability to perform its obligations under this Agreement; or

           (iii) at the option of either the Trust, Advisors Corp. or MBL, upon the filing of a voluntary or involuntary petition in bankruptcy, or any equivalent state court proceeding, concerning any party, or upon appointment of a receiver by a regulatory body having appropriate jurisdiction over any party, or upon the occurrence of any party's failing to meet the minimum net capital requirements, if any, applicable to it under appropriate insurance or securities laws; or

           (iv) at the option of the Trust, Advisors Corp., or MBL if the Management Agreement between the Trust and its Manager is terminated, or the Organizational Agreement among MBL, the Trust and the Trust's Manager terminates, or the Settlement Agreement among MBL, the Trust and Western Capital Financial Group terminates.

19. Unless earlier terminated pursuant to Section 18 hereof, this Agreement shall remain in effect for a one year period beginning on its date of execution and will continue thereafter in effect from year to year. Upon
        termination  of  this  Agreement,    all authorizations,

                                                               13
        rights and obligations impose on the parties under this Agreement except for the indemnification provisions contained in Section 15 and 16 above shall cease. The parties further agree that in the event of a termination of this Agreement, each party shall cooperate with the other parties to ensure that existing policyowners will not suffer any adverse consequences resulting from such termination.

20. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

21. This Agreement shall be subject to the provisions of the 1933 Act, the Securities Exchange Act of 1934 and the 1940 Act and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant and the terms hereof shall be interpreted an construed in accordance  therewith.  The term "affiliate" as  used  in
        this Agreement shall mean an "affiliated person" as defined in Section 2(a)(3) of the 1940 Act. This Agreement may not be assigned by any party without the written consent of the other parties to this Agreement.

22. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

23. Any notice shall be sufficiently given when sent by registered or certified mail to the other parties at the address of such parties set forth below or at such other address as such party may from time to time specify in writing to the other parties:

        To:     The Mutual Benefit Life Insurance Company
                520 Broad Street
                Newark, New Jersey 07102-3184

                Attn: Frank D. Casciano
                      Vice President and Deputy General Counsel

        To:     The Specialty Managers Trust
                1925 Century Park East, Suite 2350
                Los Angeles, CA 90067

                with a copy to
                Jeffrey S. Puretz
                Dechert Price & Rhoads
                1500 K Street, N.W.
                Washington, D.C. 20005

                                                               14
        To:     Specialty Advisors Corp.
                1925 Century Park East, Suite 2350
                Los Angeles, CA 90067

24. The rights remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state or federal laws.

25. A copy of the Trust's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. The Declaration of Trust has been executed on behalf of the Trust by certain Trustees in their capacity as Trustees of the Trust and not individually. The obligations of this Agreement shall be binding upon the assets and property of the Trust and shall not be binding upon any Trustee, Officer, employee or shareholder of the Trust individually.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE SPECIALTY MANAGERS TRUST

By:     /s/Charles F. Parisi
        ---------------------
        Charles F. Parisi
        President


Attest: /s/Randolph J. Leavenworth
        -------------------------
        Name: R.J. Leavenworth
        Title: Vice President

SPECIALTY ADVISORS CORP.

By:     /s/Charles F. Parisi
        ---------------------
        Charles F. Parisi
        President


Attest:  /s/Randolph J. Leavenworth
        -------------------------
        Name: R.J. Leavenworth
        Title: Vice President

                                                               15
THE MUTUAL BENEFIT LIFE INSURANCE COMPANY

By:     /s/Michael H. Berkowitz
        ------------------------
        Michael H. Berkowitz
        Senior Vice President


Attest: /s/Frank D. Casciano
        --------------------------
        Frank D. Casciano
        Vice President and Deputy General Counsel

THE MUTUAL BENEFIT LIFE INSURANCE COMPANY on behalf of the Account

By:     /s/Michael H. Berkowitz
        ------------------------
        Michael H. Berkowitz
        Senior Vice President


Attest: /s/Frank D. Casciano
        --------------------------
        Frank D. Casciano
        Vice President and Deputy General Counsel

                                                               16
                            EXHIBIT A

                               TO

                 ORGANIZATIONAL AGREEMENT AMONG

                  THE SPECIALTY MANAGERS TRUST

                               and

                     VARIABLE ADVISORS CORP.

                               and

            THE MUTUAL BENEFIT LIFE INSURANCE COMPANY



Multiple Allocation Series

Fully Managed Series

Limited Maturity Bond Series

Natural Resources Series

Real Estate Series

All-Growth Series

Liquid Asset Series